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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-4, Registration No. 333-22871, of First Maryland Bancorp, First Maryland Capital I and First Maryland Capital II of our report dated January 24, 1997, on our audits of the consolidated statements of condition of First Maryland Bancorp and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, which reports are included in First Maryland Bancorp's Annual Report on Form 10-K for the year ended December 31, 1996.



                                            /s/ COOPERS & LYBRAND L.L.P.
                                            COOPERS & LYBRAND L.L.P.



Baltimore, Maryland
March 24, 1997